[Letterhead of Gallop, Johnson & Neuman, L.C.]


                                 March 29, 2001



Board of Directors
Falcon Products, Inc.
9387 Dielman Industrial Drive
St. Louis, Missouri  63132

         Re: Registration Statement on Form S-8 - Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan, as amended

Gentlemen:

         We have served as counsel to Falcon Products, Inc. (the "Company") in connection with the various legal matters relating to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 1,500,000 shares of common stock of the Company, par value $0.02 per share (the "Shares"), reserved for issuance in accordance with the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Amended and Restated Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         The opinions expressed herein are limited to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting such laws and constitutional provisions.

         Based upon the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2.       The  Shares  being  offered  by  the  Company,  if  issued  in
                  accordance   with  the  Plan,   will  be  validly  issued  and
                  outstanding and will be fully paid and nonassessable.



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         We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                                           Very truly yours,


                                           /s/ Gallop, Johnson & Neuman, L.C.

                                           GALLOP, JOHNSON & NEUMAN, L.C.